SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): December 9, 2004

LEVI STRAUSS & CO.

(Exact name of registrant as specified in its charter)

DELAWARE	002-90139	94-0905160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1155 BATTERY STREET

SAN FRANCISCO, CALIFORNIA 94111

(Address of principal executive offices, including zip code)

(415) 501-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

Compensation-Related Actions

On December 9, 2004, our board of directors approved the following actions with respect to our director, management and employee compensation:

Changes in Director Compensation for 2005

•	Increase in annual retainer for all non-employee directors from $36,000 to $45,000;

•	Addition of a retainer for committee chairpersons of:

•	$20,000 for the chairs of the Audit Committee and the Human Resources Committee;

•	$10,000 for the chairs of the Finance Committee and the Corporate Social Responsibility Committee; and

•	Extension of board compensation program such that non-employee shareholder directors will receive equal compensation treatment with outside directors.

Adoption of New Long-Term Incentive Plan for Certain Management Level Employees

Our board established a new long-term cash incentive plan for our VP/director/management employees, who are approximately 900 employees worldwide. Executive officers will not be eligible to participate in the plan. We will set a target amount for each participant based on job level. Performance will be measured at the end of a three-year period based on the company’s performance over such period measured against the following pre-established targets: (i) the company’s target cumulative earnings before interest, taxes, depreciation and amortization for such three-year period; and (ii) the target compound annual growth rate in the company’s earnings before interest, taxes, depreciation and amortization over such three-year period. Awards will be paid out during the quarter following the end of the three-year period.

The terms of the plan will be governed by the plan document, which will be filed subsequent to this Report on Form 8-K. Our board will have discretion to interpret, amend and terminate the plan.

Approval of 2005 Targets Under Annual Incentive Plan

Our board also approved the fiscal year 2005 targets under our Annual Incentive Plan based on our business plan for fiscal year 2005. As previously disclosed, compensation under the Annual Incentive Plan is based on a combination of company performance against pre-established targets (principally relating to (i) earnings before interest, taxes, depreciation and amortization and (ii) cash flow) and individual performance.

A copy of the Annual Incentive Plan was previously filed as Exhibit 10.30 to our Registration Statement on Form S-4 filed on May 4, 2000 and an amendment to the Annual Incentive Plan, effective November 26, 2001, was previously filed as Exhibit 10.54 to our Annual Report on Form 10-K filed on February 7, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVI STRAUSS & CO.

DATE: December 15, 2004	By:	/s/ Gary W. Grellman
	Name:	Gary W. Grellman
	Title:	Vice President, Controller